UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 14, 2005
(Date of earliest event reported)

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

204 South Hoover Boulevard
Suite 200
Tampa, Florida	33609
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.01 Changes in Control of Registrant.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-3.1 Certificate of Designation
Ex-3.2 Amendment to Bylaws
Ex-10.1 Securities Purchase Agreement
Ex-10.2 Registration Rights Agreement
Ex-10.3 Employment Agreement Waiver
Ex-10.4 Employment Agreement Amendment
Ex-10.5 Employment Agreement Waiver
Ex-10.6 Employment Agreement Amendment

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement

     On June 14, 2005, Comprehensive Care Corporation, a Delaware corporation (“CompCare”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), between CompCare and Woodcliff Healthcare Investment Partners LLC, a Delaware limited liability company (the “Investor”), issued to the Investor 14,400 shares of the Series A Convertible Preferred Stock, par value $50.00 per share (the “Shares”), of CompCare for a purchase price of $3.6 million, in cash. Each Share, the terms of which are governed by a Certificate of Designation, Preferences and Rights (described below), is convertible into 294.12 shares of the Company’s common stock, subject to anti-dilution and other customary adjustments. If the Shares were converted into CompCare’s common stock immediately after the closing of the transactions contemplated by the Purchase Agreement, the common stock issuable upon such conversion would represent approximately 43% of the Company’s outstanding common stock, excluding exercises of 1,749,956 options and warrants which represents all outstanding options and warrants at such time. Certain members of the Investor are non-management employees of CompCare.

     The Purchase Agreement also provides that CompCare may require the Investor to purchase up to approximately 2.95 million shares of CompCare's common stock, subject to CompCare attaining certain financial targets and satisfying other conditions.

     Upon a proposed issuance by CompCare of new capital stock, the Investor shall have a right of first refusal to purchase such capital stock. In addition, if there is a change of control of CompCare or if CompCare breaches its tax settlement agreement dated January 22, 2003, with the Internal Revenue Service, then the Investor has the right to require CompCare to repurchase its Shares at a price equal to 100% of the purchase price, subject to adjustment as set forth in the Certificate of Designation (as defined below).

     A copy of the Purchase Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock

     At the closing of the transactions contemplated by the Purchase Agreement on June 14, 2005, CompCare amended its Certificate of Incorporation by filing a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation authorizes CompCare to issue 14,400 Shares. The rights, preferences and limitations of the Shares set forth in the Certificate of Designation are generally as follows.

     Pursuant to the terms of the Certificate of Designation, the holders of the Shares shall be entitled to receive dividends when declared by CompCare’s Board of Directors. Each Share is convertible at any time into shares of CompCare’s common stock at the rate of 294.12 shares of common stock per Share (subject to anti-dilution and other adjustments). The Shares are preferred over the Company’s common stock as to dividends, distributions, and payments upon liquidation, dissolution, or winding up of CompCare. The Certificate of Designation contains customary anti-dilution provisions.

     Each Share shall be entitled to a number of votes equal to the number of whole shares of common stock into which such Share is then convertible (subject to adjustment, as set forth in the Certificate of Designation). Except as set forth below and as required by law, holders of the Shares shall vote together with holders of CompCare’s common stock as a single class on all matters submitted to a vote of CompCare’s stockholders. The holders of the Shares have the right to designate five out of nine members of CompCare’s Board of Directors. These director designees will not be affiliates or employees of the Investor. The Board of Directors has appointed five new directors, which were designated by the Investor. However, the appointment of the fifth director shall be effective when CompCare complies with the requirements of Rule 14f-1 of the Exchange Act. The number of CompCare’s directors that may be designated by the holders of the Shares will decline as the holders of the Shares reduce their ownership of such Shares below certain thresholds.

     As long as a majority of the Shares are outstanding, the Certificate of Designation requires that CompCare obtain the approval of persons holding at least 50% of the outstanding Shares before CompCare undertakes any of the following, among other things:

•	authorizes or issues equity securities or any securities convertible into or exercisable for equity securities of CompCare (subject to certain exceptions);
•	amends CompCare’s Certificate of Incorporation or Bylaws, except as necessary to allow CompCare to exercise the put options described above;
•	declares, sets aside, makes or pays any dividend or other distribution;
•	repurchases or redeems equity securities of CompCare;
•	merges, consolidates, or consummates any significant acquisitions (subject to certain exceptions);
•	increases in the size of the Board;
•	incurs indebtedness in excess of $200,000 (excluding indebtedness outstanding on the date of issuance of the Shares);
•	alters or changes the rights of the Shares; or
•	any action that could result in taxation of the holders of the Shares under Section 305 of the Internal Revenue Code.

     A copy of the Certificate of Designation is included herein as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation.

Registration Rights Agreement

     At the closing of the transactions contemplated by the Purchase Agreement on June 14, 2005, CompCare and the Investor entered into a Registration Rights Agreement, which provides the Investor with certain rights to cause CompCare to register shares of common stock held at the closing or thereafter acquired by the Investor (the “Registrable Securities”). At the earlier of 90 days following the closing of the Purchase Agreement (but only if the directors designated by the holder of the Shares do not constitute a majority of CompCare's Board of Directors) or one year following the closing, the holders of at least a majority of the Registrable Securities (i) may make two written requests of CompCare for registration (a “Demand Registration”) with the SEC for all or part of their Registrable Securities and (ii) may demand that CompCare cause to be filed a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which will count as one of the two Demand Registrations. In addition, if and when CompCare is eligible to register the Registrable Securities on Form S-3, holders of the Registrable Securities may request an unlimited number of registrations of the Registrable Securities on Form S-3, provided that each such registration shall relate to Registrable Securities having an estimated aggregate offering price of at least $500,000. CompCare may defer a Demand Registration for up to 75 days if the Board reasonably determines that such a registration would (i) require the disclosure of material information that CompCare has a bona fide business purpose for preserving as confidential or (ii) would otherwise interfere with any material transaction involving CompCare. CompCare may also defer a Demand Registration if it plans to engage in a firm commitment underwritten public offering of its common stock within 45 days of receiving a request for a Demand Registration and holders of Registrable Securities will be permitted to include their shares in such offering. If at any time CompCare proposes to file a registration statement with the SEC relating to its common stock, it must give holders of the Registrable Securities at least 30 days’ notice and must offer such holders the opportunity to register (a “Piggyback Registration”) such number of Registrable Securities as such holders request. If CompCare is advised by the underwriters of the proposed offering that the inclusion of Registrable Securities in the Piggyback Registration will adversely affect the success of the proposed offering, CompCare is only required to include securities in the offering in the following order of priority: (i) first, the securities CompCare proposes to sell for its own account, and (ii) second, pro rata based on the number of Registrable Securities that each holder shall have requested to be included therein.

     Pursuant to the Registration Rights Agreement, CompCare will indemnify holders of the Registrable Securities against any liability arising from a misstatement or omission in any registration statement or prospectus filed with the SEC unless such misstatement or omission was a result of written materials furnished to CompCare by a holder of Registrable Securities, in which case such holder will indemnify CompCare for any such misstatement or omission.

     The Registration Rights Agreement will terminate when the Registrable Securities are no longer outstanding.

     A copy of the Registration Rights Agreement is included herein as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

Amendments to Employment Agreements

     Some of CompCare’s officers, including Mary Jane Johnson and Robert Landis have employment agreements with CompCare that set forth, among other things, the terms and conditions pursuant to which CompCare or its successor will continue to employ them or the amount of certain payments that would be made to each executive upon certain events following a change in control of CompCare. At the closing of the transactions contemplated by the Purchase Agreement, Ms. Johnson and Mr. Landis entered into waivers of certain provisions contained in their respective employment agreements, acknowledging that the transactions contemplated by the Purchase Agreement constituted a “change in control,” as defined in each such employment agreement, and that each of the executives will waive any bonus or other payments triggered by such change in control provisions contained in their employment agreement. Mr Landis' waiver of such provisions will continue through November 30, 2007.

     In consideration of the concessions made by the executives in their waivers, each executive entered into an amendment of their employment agreement providing for (i) a severance payment equal to two years’ base salary if CompCare does not renew the agreement at the next two renewal dates; (ii) if the executive becomes disabled, the executive will receive the greater of two years’ base salary or the balance of the base salary for the remainder of the employment term; (iii) if during the terms of the agreement, CompCare materially curtails or diminishes the executive’s duties and responsibilities, the executive may elect to terminate his or her employment after providing 60 days’ notice, in which case, the executive will receive a severance benefit equal to the greater of his or her base salary for the unexpired term or two times such base salary.

     A copy of each of the foregoing employment agreement amendments and waivers is included herein as exhibits 10.3 through 10.6 and is incorporated herein by reference. The foregoing description of such amendments and waivers is qualified in its entirety by reference to the full text of such amendments and waivers attached to this current report as exhibits.

Item 3.02. Unregistered Sales of Equity Securities.

     On June 14, 2005, CompCare completed the sale of 14,40 Shares, for a purchase price of $3.6 million. CompCare intends to use the net proceeds of such sale for working capital purposes. The Shares were sold to the Investor in a private transaction not involving a public offering. Based on certain representations and warranties of the Investor in the Purchase Agreement, CompCare relied on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder for an exemption from the registration requirements of the Securities Act. Each Share is convertible at any time at the option of the holder into 294.12 shares of CompCare’s common stock, subject to certain anti-dilution and other adjustments. The Shares and the shares of common stock issuable upon conversion of the Shares have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from registration requirements. The Certificate of Designation defines the designation, rights and preferences of the Shares, which is more fully described above under Item 1.01.

Item 3.03. Material Modification to Rights of Security Holders.

     In connection with the closing of the transactions contemplated by the Purchase Agreement, CompCare filed a Certificate of Designation with the State of Delaware creating the Series A Convertible Preferred Stock, which included conversion rights, board of director designees rights, voting rights, dividend rights and liquidation preferences. The following is a brief description of the liquidation preferences: in the event of any liquidation, dissolution or winding up of CompCare, either voluntary or involuntary, all assets and funds of the Company legally available for distribution shall be first distributed to the holders of the Shares an amount equal to $250.00 per Share, plus declared but unpaid dividends, before any other distributions to the holders of any shares of common stock or any capital stock ranking junior to the Shares. The Certificate of Designation defines the designation, rights and preferences of the Shares, which is more fully described above under Item 1.01.

Item 5.01 Changes in Control of Registrant.

     On June 14, 2005, CompCare issued to the Investor the Shares, the rights, preferences and conditions of which are set forth in the Certificate of Designation. As of June 14, 2005, there were 5,582,547 shares of CompCare’s common stock outstanding, plus outstanding options and warrants to purchase an additional 1,749,956 shares of common stock. Based upon the number of shares of CompCare’s common stock outstanding on June 14, 2005, if the Investor had exercised the Shares in full at the closing, it would have owned approximately 43% of the shares of CompCare’s common stock outstanding upon the closing, excluding any exercises of options and warrants outstanding at such time. In addition, CompCare has the right to require the Investor to purchase up to approximately 2.95 million additional shares of CompCare’s common stock, subject to certain conditions. Therefore, it is possible that, in the future, conversion by the

Investor of the Shares together with the exercise by CompCare of certain put options described in the Purchase Agreement could result in a change in control of CompCare. The Investor has not converted the Shares nor has CompCare exercised its put options. However, pursuant to the terms of the Certificate of Designation, CompCare’s Board shall be composed of nine directors, five of which shall be designated by holders of the Shares. The Board of Directors has appointed five new directors, which were designated by the Investor. However, the appointment of the fifth director, Robert Parker, shall be effective when CompCare complies with the requirements of Rule 14f-1 under the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 20, 2005, in connection with the transactions contemplated by the Purchase Agreement and the Certificate of Designation, action was taken by the Board to appoint Kye Hellmers, Robert Parker, David P. Schuster, Dr. Barry A. Stein, and Peter Jesse Walcott as the five directors nominated by the Investor. However, the appointment of the fifth director, Robert Parker, shall be effective ten days after the latter of CompCare filing with the SEC or mailing to its stockholders the information statement required by Rule 14f-1 under the Exchange Act. We currently estimate that we will mail the information statement to our stockholders during the week of June 27, 2005. Pursuant to the terms of the Certificate of Designation, each of the Audit Committee and the Compensation Committee of the Board shall have no more than three members, at least one of whom shall be a director nominated by the holders of the Shares.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On June 14, 2005, in accordance with the terms of the Purchase Agreement, CompCare amended its Certificate of Incorporation by filing the Certificate of Designation with the Delaware Secretary of State, in the form filed with this report as Exhibit 3.1. The Certificate of Designation authorizes CompCare to issue 14,400 Shares. The Certificate of Designation defines the rights and preferences of the Shares, which is more fully described above under Item 1.01. The effective date of this amendment was June 14, 2005.

     In addition, CompCare amended its Bylaws effective June 14, 2005, in contemplation of the transactions contemplated by the Purchase Agreement in order to increase the number of members of its Board of Directors from four to nine and to add a provision regarding filling vacancies on the Board.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements. None.
(b) Pro Forma Financial Information. None.
(c) Exhibits. See Exhibit Index immediately following the signature page hereto.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain information included in this report on Form 8-K and in other Company reports, SEC filings, statements, and presentations is forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s anticipated operating results, financial resources, increases in revenues, increased profitability, interest expense, growth and expansion, and the ability to obtain new behavioral healthcare contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements, and presentations. These risks and uncertainties include local, regional, and national economic and political conditions, the effect of governmental regulation, the competitive environment in which the Company operates, and other risks detailed from time to time in the Company’s SEC reports.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

By: /s/ Robert J. Landis
      Name: Robert J. Landis
      Title: Chairman of the Board, Chief Financial Officer and Treasurer

Date: June 20, 2005

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Designation, Preferences, and Rights of Series A Convertible Preferred Stock of Comprehensive Care Corporation

3.2	Amendment to Bylaws of Comprehensive Care Corporation

10.1	Securities Purchase Agreement, dated as of June 14, 2005, between Comprehensive Care Corporation and Woodcliff Healthcare Investment Partners LLC

10.2	Registration Rights Agreement, dated as of June 14, 2005, between Comprehensive Care Corporation and Woodcliff Healthcare Investment Partners LLC

10.3	Waiver of Certain Employment Agreement Entitlements, dated as of June 14, 2005, between Mary Jane Johnson and Comprehensive Care Corporation

10.4	Amendment No. 1 to Employment Agreement, dated as of June 14, 2005, between Mary Jane Johnson and Comprehensive Care Corporation

10.5	Waiver of Certain Employment Agreement Entitlements, dated as of June 14, 2005, between Robert J. Landis and Comprehensive Care Corporation

10.6	Amendment No. 1 to Employment Agreement, dated as of June 14, 2005, between Robert J. Landis and Comprehensive Care Corporation